UiPath Reports Second Quarter Fiscal 2022 Financial Results

ARR of $726.5 million increased 60 percent year-over-year driven by record net new ARR of $73.9 million

NEW YORK, NY – September 7, 2021 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its second quarter fiscal 2022 ended July 31, 2021.

“We continued our very strong momentum in the second quarter of fiscal year 2022 with ARR growing 60 percent year-over-year to $726.5 million. Our results were driven by both new customer additions, ending the quarter with more than 9,100 customers, as well as robust expansion with existing customers, reflected in our best-in-class dollar-based net retention rate of 144 percent,” said Daniel Dines, UiPath Co-Founder and Chief Executive Officer. “The opportunity to unlock human potential is vast and we are in the very early stages of the automation market. We believe we have a long-term opportunity to drive durable growth and build a company that will transform how organizations compete, employees experience work, and companies interact with their customers.”

Ashim Gupta, UiPath Chief Financial Officer, added, “The team executed well this quarter as we continue to drive meaningful growth at scale. Our land and expand go-to-market model delivered record net new ARR, a testament to our competitive differentiation and the power of our platform to drive meaningful return on investment for our customers. Looking ahead, our priority is to continue to drive growth while exercising operational rigor, which will allow us to maintain our clear leadership position in this large and growing market.”

Second Quarter Fiscal 2022 Financial Highlights
•ARR of $726.5 million as of July 31, 2021, increased 60 percent year-over-year.
•Net new ARR of $73.9 million increased 33 percent year-over-year.
•Revenue of $195.5 million increased 40 percent year-over-year.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 86 percent.
•Net cash used in operations was $(6.0) million.
•Non-GAAP adjusted free cash flow was $(3.5) million.
•Cash, cash equivalents, and marketable securities of $1.9 billion as of July 31, 2021.

Recent Business Highlights
•Named a Process Mining Leader in the Technology Vendor Landscape for the second consecutive year, according to Everest Group’s Process Mining Products PEAK Matrix® Assessment 2021. UiPath has also emerged as one of the four-Star Performers in this year’s assessment, demonstrating the most year over year improvement on the PEAK Matrix®.
•Announced new integrations with Smartsheet (NYSE: SMAR), the enterprise platform for dynamic work, to make it easy for users to retrieve, update, and share data in Smartsheet. This means users are now able to automate the management of workflows in Smartsheet projects, reports, and sheets in a matter of minutes, saving hours of repetitive, manual work.
•Expanded technology partner ecosystem to include SUSE, a leader in Linux and Kubernetes management, to provide additional deployment options for customers leveraging the UiPath platform. In addition, UiPath collaborated with Alteryx (NYSE: AYX), a strategic technology partner, which developed a UiPath Connector that makes it easy for users to trigger UiPath software robots directly from an Alteryx analytic automation workflow.
•Completed SOC 2 Type 2 System and Organization Controls for UiPath Automation Cloud: This attestation, among the Company’s extensive list of security capabilities, provides assurance to UiPath global customers in highly-regulated industries who trust UiPath with their most sensitive data.
•Joined TSANet (Technical Support Alliance Network), the industry’s largest vendor neutral support alliance, to fast track interactions with other vendors in resolving multi-party integration issues. As the first pure-play automation company to the TSANet ecosystem, UiPath will leverage other vendors’ engineering and customer success teams to ultimately reduce the resolution time for its mutual customers.
•Expanded go-to-market partner ecosystem to help customers rapidly accelerate their digital transformation efforts. With a range of technology and industry solutions, UiPath added more than 300 new go-to-market partners in the quarter bringing the total partner ecosystem to more than 4,700 worldwide.
•Announced UiPath community grew to more than 1.5 million members and launched three new features: Use case repository, UiPath community job board, and Community mentorship program. The UiPath Community connects customers, partners, freelancers, enthusiasts, and beginners to UiPath.

Financial Outlook
For the fiscal third quarter 2022, UiPath expects:
•ARR in the range of $796 million and $798 million as of October 31, 2021
•Revenue in the range of $207 million and $209 million
•Non-GAAP operating loss in the range of $(30) million and $(15) million
For the fiscal full year 2022, UiPath expects:
•ARR in the range of $876 million and $881 million as of January 31, 2022

Reconciliation of non-GAAP operating loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast

UiPath will host a conference call today, Tuesday, September 7, 2021, at 5:00 p.m. Eastern Time, to discuss the Company's fiscal second quarter 2022 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13721284. A replay of this conference call will be available through September 21, 2021 at 1-201-612-7415 (domestic) or 1-877-660-6853 (international). The replay passcode is 13721284. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website (https://ir.uipath.com), and a replay will be archived on the website as well.

About UiPath

UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the third fiscal quarter and full year fiscal 2022, our strategic plans or objectives, the estimated addressable market opportunity for our platform, the successful integration of new features into our platform, the success of our collaborations with third parties, and the ability of our platform to deliver our customers a return on investment. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) our recent rapid growth, which may not be indicative of our future growth; (2) our limited operating history; (3) our ability to successfully manage our growth; (4) our ability and the ability of our platform to satisfy and adapt to customer demands; (5) our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; (6) our ability to attract and retain customers; (7) the competitive markets in which we participate; (8) general market, political, economic, and business conditions; (9) our ability to maintain and expand our distribution channels; (10) our reliance on third-party providers of cloud-based infrastructure; and (11) the potential impact that the COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.

Further information on risks that could cause actual results to differ materially from our guidance can be found in our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2021 filed with the SEC on June 9, 2021, and in our Quarterly Report on Form 10-Q that will be filed for the quarterly period ended July 31, 2021. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.

Key Performance Metric, Dollar-Based Net Retention Rate, and Non-GAAP Financial Measures

Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates.

Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.

Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of ARR and dollar-based net retention rate may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of revenue, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP operating income (loss) and margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and non-GAAP adjusted free cash flow. These non-GAAP financial measures exclude:

•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•in the case of non-GAAP net income (loss), undistributed earnings attributable to participating securities and tax adjustments associated with the add-back items; and
•in the case of non-GAAP adjusted free cash flow, purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, and net receipts of employee tax withholdings on stock option exercises.

UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating UiPath’s ongoing operational performance. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). We believe these non-GAAP financial measures provide investors with useful supplementary information in evaluating our performance. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-

GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Licenses	$95,547	$79,513	$195,763	$143,272
Maintenance and support	90,319	51,932	167,961	95,128
Services and other	9,655	7,931	18,014	14,079
Total revenue	195,521	139,376	381,738	252,479
Cost of revenue:
Licenses	2,434	1,636	4,888	3,053
Maintenance and support	12,238	5,501	26,417	11,044
Services and other	20,922	7,561	53,299	14,239
Total cost of revenue	35,594	14,698	84,604	28,336
Gross profit	159,927	124,678	297,134	224,143
Operating expenses:
Sales and marketing	144,268	90,331	350,019	181,262
Research and development	57,646	26,541	150,686	53,270
General and administrative	55,834	24,834	130,249	51,510
Total operating expenses	257,748	141,706	630,954	286,042
Operating loss	(97,821)	(17,028)	(333,820)	(61,899)
Interest income	766	77	1,707	607
Other (expense) income, net	(1,225)	24,010	(4,443)	16,173
(Loss) income before income taxes	(98,280)	7,059	(336,556)	(45,119)
Provision for income taxes	1,746	2,072	3,133	2,734
Net (loss) income	$(100,026)	$4,987	$(339,689)	$(47,853)
Undistributed earnings attributable to participating securities	—	4,987	—	—
Net loss attributable to common stockholders, basic and diluted	$(100,026)	$—	$(339,689)	$(47,853)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$—	$(0.91)	$(0.30)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	526,512	162,914	373,488	160,980

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	July 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,826,424	$357,690
Restricted cash, current	—	7,000
Marketable securities	70,140	102,828
Accounts receivable, net of allowance for doubtful accounts of $2,158 and $2,879, respectively	138,945	172,286
Contract assets, current	53,555	34,221
Deferred contract acquisition costs, current	18,142	10,653
Prepaid expenses and other current assets	51,886	49,752
Total current assets	2,159,092	734,430
Restricted cash, non-current	—	6,500
Contract assets, non-current	2,537	2,085
Deferred contract acquisition costs, non-current	58,289	32,553
Property and equipment, net	14,728	14,822
Operating lease right-of-use assets	16,302	17,260
Intangible assets, net	18,866	10,191
Goodwill	55,193	28,059
Deferred tax asset, non-current	7,927	8,118
Other assets, non-current	14,947	12,443
Total assets	$2,347,881	$866,461

Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$2,874	$6,682
Accrued expenses and other current liabilities	60,558	36,660
Accrued compensation and employee benefits	75,628	110,736
Deferred revenues, current	235,484	211,078
Total current liabilities	374,544	365,156
Deferred revenues, non-current	54,465	61,325
Operating lease liabilities, non-current	12,328	14,152
Other liabilities, non-current	7,591	7,564
Total liabilities	448,928	448,197
Commitments and contingencies
Convertible preferred stock	—	1,221,968
Stockholders' equity (deficit)
Preferred stock	—	—
Class A common stock	4	1
Class B common stock	1	1
Additional paid-in capital	3,213,595	179,175
Accumulated other comprehensive loss	(4,598)	(12,521)
Accumulated deficit	(1,310,049)	(970,360)
Total stockholders’ equity (deficit)	1,898,953	(803,704)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,347,881	$866,461

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)
	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net loss	$(339,689)	$(47,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,966	6,264
Amortization of deferred contract acquisition costs	10,971	18,991
Amortization of deferred loan cost	133	—
Net amortization of premium on marketable securities	867	—
Stock-based compensation expense	343,448	17,030
Non-cash operating lease costs	3,580	3,708
(Benefit from) provision for bad debt	(659)	247
Deferred income taxes	(134)	(10)
Changes in operating assets and liabilities:
Accounts receivable	32,961	(17,740)
Contract assets	(20,355)	(13,955)
Deferred contract acquisition costs	(44,946)	(18,516)
Prepaid expenses and other assets	(4,340)	2,326
Accounts payable	(3,663)	1,414
Accrued expense and other liabilities	8,484	4,127
Accrued compensation and employee benefits	(32,686)	7,192
Operating lease liabilities, net	(3,698)	(4,097)
Deferred revenue	19,237	44,934
Net cash (used in) provided by operating activities	(23,523)	4,062
Cash flows from investing activities
Purchases of marketable securities	(94,157)	—
Sales of marketable securities	89,383	—
Maturities of marketable securities	36,605	—
Purchases of property and equipment	(3,641)	(587)
Capitalization of software development costs	(771)	—
Payment related to business acquisition, net of cash acquired	(5,498)	(1,000)
Net cash provided by (used in) investing activities	21,921	(1,587)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	692,369	—
Payments of initial public offering costs	(3,734)	—
Proceeds from issuance of convertible preferred stock	750,000	225,903
Payments of issuance costs for convertible preferred stock	(164)	(324)
Proceeds from exercise of stock options	6,651	2,719
Payments of tax withholdings on net settlement of equity awards	(9,554)	—
Net receipts of tax withholdings on sell-to-cover equity award transactions	9,483	—
Proceeds from employee stock purchase plan contributions	6,902	—
Proceeds from credit facility	—	78,587
Repayment of credit facility	—	(78,587)
Net cash provided by financing activities	1,451,953	228,298
Effect of exchange rates	4,883	(14,067)
Net increase in cash, cash equivalents, and restricted stock	1,455,234	216,706
Cash, cash equivalents and restricted cash - beginning of period	371,190	234,131
Cash, cash equivalents and restricted cash - end of period	$1,826,424	$450,837

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Licenses
GAAP cost of licenses	$2,434	$1,636	$4,888	$3,053
Less: Stock-based compensation expense	—	—	—	—
Less: Amortization of acquired intangible assets	636	617	1,282	1,203
Less: Employer payroll tax expense related to employee equity transactions	—	—	—	—
Non-GAAP cost of licenses	$1,798	$1,019	$3,606	$1,850

Maintenance and Support
GAAP cost of maintenance and support	$12,238	$5,501	$26,417	$11,044
Less: Stock-based compensation expense	1,657	141	7,871	226
Less: Amortization of acquired intangible assets	330	—	440	—
Less: Employer payroll tax expense related to employee equity transactions	186	—	186	—
Non-GAAP cost of maintenance and support	$10,065	$5,360	$17,920	$10,818

Services and Other
GAAP cost of services and other	$20,922	$7,561	$53,299	$14,239
Less: Stock-based compensation expense	3,904	499	22,835	797
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	1,079	—	1,079	—
Non-GAAP cost of services and other	$15,939	$7,062	$29,385	$13,442

Gross Profit and Margin
GAAP gross profit	$159,927	$124,678	$297,134	$224,143
GAAP gross margin	82%	89%	78%	89%
Plus: Stock-based compensation expense	5,561	640	30,706	1,023
Plus: Amortization of acquired intangible assets	966	617	1,722	1,203
Plus: Employer payroll tax expense related to employee equity transactions	1,265	—	1,265	—
Non-GAAP gross profit	$167,719	$125,935	$330,827	$226,369
Non-GAAP gross margin	86%	90%	87%	90%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss) and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Sales and Marketing
GAAP sales and marketing	$144,268	$90,331	$350,019	$181,262
Less: Stock-based compensation expense	41,006	3,775	160,299	5,628
Less: Amortization of acquired intangible assets	427	18	588	53
Less: Employer payroll tax expense related to employee equity transactions	8,364	—	8,679	—
Non-GAAP sales and marketing	$94,471	$86,538	$180,453	$175,581

Research and Development
GAAP research and development	$57,646	$26,541	$150,686	$53,270
Less: Stock-based compensation expense	23,978	2,811	89,594	4,627
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	325	—	325	—
Non-GAAP research and development	$33,343	$23,730	$60,767	$48,643

General and Administrative
GAAP general and administrative	$55,834	$24,834	$130,249	$51,510
Less: Stock-based compensation expense	22,068	1,603	62,849	5,752
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	590	—	590	—
Non-GAAP general and administrative	$33,176	$23,231	$66,810	$45,758

Operating Loss
GAAP operating loss	$(97,821)	$(17,028)	$(333,820)	$(61,899)
GAAP operating margin	(50)%	(12)%	(87)%	(25)%
Plus: Stock-based compensation expense	92,613	8,829	343,448	17,030
Plus: Amortization of acquired intangible assets	1,393	635	2,310	1,256
Plus: Employer payroll tax expense related to employee equity transactions	10,544	—	10,859	—
Non-GAAP operating income (loss)	$6,729	$(7,564)	$22,797	$(43,613)
Non-GAAP operating margin	3%	(5)%	6%	(17)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(100,026)	$—	$(339,689)	$(47,853)
Plus: Undistributed earnings attributable to participating securities	—	4,987	—	—
Plus: Stock-based compensation expense	92,613	8,829	343,448	17,030
Plus: Amortization of acquired intangible assets	1,393	635	2,310	1,256
Plus: Employer payroll tax expense related to employee equity transactions	10,544	—	10,859	—
Tax adjustments to add-backs (1)	(338)	—	(1,083)	—
Non-GAAP net income (loss)	$4,186	$14,451	$15,845	$(29,567)

GAAP net loss per share, basic and diluted	$(0.19)	$—	$(0.91)	$(0.30)
GAAP weighted average common shares outstanding, basic and diluted	526,512	162,914	373,488	160,980
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	306,300	137,073	306,300
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	13,000	5,818	13,000
Non-GAAP weighted average common shares outstanding, basic	526,512	482,214	516,379	480,280
Plus: Dilutive potential common shares from outstanding equity awards	33,619	59,090	42,692	—
Non-GAAP weighted average common shares outstanding, diluted	560,131	541,304	559,071	480,280
Non-GAAP net income (loss) per share, basic	$0.01	$0.03	$0.03	$(0.06)
Non-GAAP net income (loss) per share, diluted	$0.01	$0.03	$0.03	$(0.06)
(1) Estimated using blended annual effective tax rate and net operating losses available to offset.

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2021	2020
GAAP net cash (used in) provided by operating activities	$(23,523)	$4,062
Purchases of property and equipment	(3,641)	(587)
Capitalization of software development costs	(771)	—
Cash paid for employer payroll taxes related to employee equity transactions	9,064	—
Net receipts of employee tax withholdings on stock option exercises	(4,726)	—
Non-GAAP adjusted free cash flow	$(23,597)	$3,475

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath